Contact:

John C. Stoddart
Shareholder Relations Officer
First Chester County Corporation
484.881.4141
john.stoddart@1nbank.com


                        First Chester County Corporation
                       Announces 10 Percent Stock Dividend
                             at 141st Annual Meeting

     WEST CHESTER _ The 141st Annual Meeting of Shareholders of First Chester County Corporation was held on April 19, 2005 in the Musser Auditorium at Penn State University's Great Valley campus in Malvern, PA.

The following Directors were elected to three-year terms:

* John A. Featherman, III, Chairman of the Board and CEO
* John S. Halsted, Attorney, Gawthrop Greenwood
* J. Carol Hanson, Executive Director, Barclay Friends
* Edward A. Leo, Owner, John C. Leo & Son

Shareholders approved the Corporation's Restricted Stock Plan and ratified the appointment of Grant Thornton, LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2005.

John A.  Featherman,  III,  Chairman and CEO and Kevin C. Quinn,  President made
presentations   encompassing   2004  achievements  and  plans  for  2005  to  an
enthusiastic audience comprised of shareholders and customers.

John A. Featherman announced a 10 percent stock dividend which was approved by the Board of Directors. This stock dividend is payable May 19, 2005 to shareholders of record May 2, 2005.

The First National Bank of Chester County a wholly-owned subsidiary of First Chester County Corporation is the largest independent national bank headquartered in Chester County and provides quality financial services to individuals, businesses, governmental entities, nonprofit organizations, and community service groups.


This  release  may  contain  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current intentions and expectations. However, because such statements pertain to future events and circumstances, any of the statements could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause future events to vary materially from the results anticipated may be found in the Corporation's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 4,585,788 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations Department at 484-881-4141 or visit our interactive website at www.1nbank.com.